Exhibit 99.1

Sphere 3D Reports First Quarter Fiscal Year 2018 Financial Results

SAN JOSE, Calif. – May 10, 2018 – Sphere 3D Corp. (NASDAQ: ANY), a containerization, virtualization, and data management solutions provider, today reported financial results for its first quarter ended March 31, 2018.

First Quarter 2018 Financial Results:

Financial Highlights	Three Months Ended
(in millions)	March 31, 2018	March 31, 2017

Net revenue	$19.4	$21.7
Gross profit	$6.0	$6.8
Gross margin (%)	30.9%	31.4%
Adjusted EBITDA (1)	$(3.3)	$(1.0)
Net loss	$(6.8)	$(7.8)

(1)	Non-Gaap measure as defined below. See the “Use of GAAP and Non-GAAP Financial Measures” and “Non-GAAP Reconciliations” sections of this announcement below.

Net revenue for the first quarter of 2018 was $19.4 million, compared to $21.7 million for the first quarter of 2017.

Product revenue for the first quarter of 2018 was $17.4 million, compared to $19.4 million for the first quarter of 2017.

Disk systems revenue was $13.1 million, compared to $15.0 million for the first quarter of 2017. Disk systems is defined as RDX, SnapServer family, virtual desktop infrastructure, and Glassware derived products.

Tape archive product revenue was $4.3 million compared to $4.4 million for the first quarter of 2017.

Service revenue was $2.0 million in the first quarter of 2018 compared to $2.3 million for the first quarter of 2017.

Gross margin for the first quarter of 2018 was 30.9%, compared to 31.4% for the first quarter of 2017. Non-GAAP gross margin for the first quarter of 2018 was 33.8%, compared to 34.0% for the first quarter of 2017. Our methodology for determining non- GAAP gross margin, which excludes the effect of intangible asset amortization from gross profit, is described in the Use of GAAP and Non-GAAP Financial Measures section of this announcement. See also, “Non-GAAP Reconciliations” below.

Operating expenses for the first quarter of 2018 were $11.1 million, compared to $11.6 million for the first quarter of 2017.

Share-based compensation expense for the first quarter of 2018 was $0.8 million, compared to $2.2 million for the first quarter of 2017. Depreciation and amortization was $1.5 million in the first quarter of 2018 and the first quarter of 2017.

Adjusted EBITDA for the first quarter of 2018 was a net loss of $3.3 million, or a net loss of $0.43 per share, based on 7.7 million weighted average shares outstanding, compared to adjusted EBITDA net loss of $966,000, or a net loss of $0.31 per share, based on 3.1 million weighted average shares outstanding for the first quarter of 2017. Adjusted EBITDA is a non-GAAP measure presented as net loss before interest expense, income taxes, acquisition costs, depreciation and amortization, share-based compensation, loss on revaluation of investment, and warrant revaluation gain. For additional information regarding the non-GAAP financial measures discussed in this release, please see “Use of GAAP and Non-GAAP Financial Measures” and "Non-GAAP Reconciliations " below.

Net loss for the first quarter of 2018 was $6.8 million, or a net loss of $0.89 per share, compared to a net loss of $7.8 million, or a net loss of $2.50 per share, in the first quarter of 2017.

Investor Conference Call:

Sphere 3D will not be hosting a first quarter 2018 earnings conference call.

Use of GAAP and Non-GAAP Financial Measures:

To supplement Sphere 3D’s consolidated financial statements presented in accordance with GAAP, the Company uses Adjusted EBITDA, a non-GAAP financial measure that excludes from the statement of operations the effects of interest expense, income taxes, acquisition costs, depreciation and amortization, share-based compensation, loss on revaluation of investment, and warrant revaluation gain. The Company also uses Non-GAAP gross profit and Non-GAAP gross-margin, non-GAAP financial measures that exclude the effect of intangible asset amortization. Sphere 3D uses the above non-GAAP financial measures internally to understand, manage and evaluate the business. Management believes it is useful for itself and investors to review, as applicable, both GAAP information and the non-GAAP measures in order to assess the performance of continuing operations and for planning and forecasting in future periods. The presentation of these non-GAAP measures is intended to provide investors with an understanding of the Company’s operational results and trends that enables them to analyze the base financial and operating performance and facilitate period-to-period comparisons and analysis of operational trends. Sphere 3D believes the presentation of these non-GAAP financial measures is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, the Company’s non-GAAP financial measures may not be comparable to similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as does the Company.

Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the most comparable GAAP measures, which are provided in the attached table after the text of this release.

Additional Information

On February 20, 2018, the Company, Overland Storage, Inc. (“Overland”), a California corporation and a wholly owned subsidiary of the Company, and Silicon Valley Technology Partners LLC, a Delaware limited liability company established and controlled by Eric Kelly, the Company’s Chief Executive Officer and Chairman of the Board of Directors (the “Purchaser”) entered into a share purchase agreement (the “Purchase Agreement”), pursuant to which, among other things, and subject to certain closing conditions, the Company will sell to Purchaser all of the issued and outstanding shares of capital stock of Overland (the “Share Purchase”). In connection with the Share Purchase, the Company filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement of the Company on Schedule 14A. Investors are urged to read the proxy statement (including all amendments and supplements) as it contains important information. Investors may obtain free copies of the proxy statement, as well as other filings containing information about the Company, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of these documents may also be obtained for free from the Company’s web site at www.sphere3d.com.

Participants in Solicitation

The Company, the Purchaser and their respective executives, officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed transaction. Information about the Company’s executive officers and directors is set forth in its Annual Report on Form 20-F, which was filed with the SEC on March 31, 2017, the proxy statement for its 2017 annual meeting of shareholders, which was filed with the SEC on November 13, 2017, and the definitive proxy statement for a special meeting of shareholders, which was filed with the SEC on April 26, 2018. Investors may obtain more detailed information regarding the direct and indirect interests of the Company, the Purchaser and their respective executives, officers and directors in the transaction by reading the definitive proxy statement regarding the transaction.

About Sphere 3D

Sphere 3D Corp. (NASDAQ: ANY) delivers containerization, virtualization, and data management solutions via hybrid cloud, cloud and on-premise implementations through its global reseller network and professional services organization. Sphere 3D, along with its wholly owned subsidiaries Overland Storage, and Tandberg Data, has a strong portfolio of brands, including Overland-Tandberg, HVE ConneXions and UCX ConneXions, dedicated to helping customers achieve their IT goals. For more information, visit www.sphere3d.com. Follow us on Twitter @Sphere3D , @HVEconneXions and @ovltb

Safe Harbor Statement

This press release contains forward-looking statements that involve risks, uncertainties, and assumptions that are difficult to predict. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of risks and uncertainties, including, without limitation, the entry into the Purchase Agreement with Purchaser; Purchaser’s inability to obtain sufficient financing to fund such acquisition and our inability to meet the closing conditions and to close such acquisition on a timely basis; our inability to obtain additional debt or equity financing or to refinance our debt; any increase in our cash needs; the Company’s ability to maintain listing with the NASDAQ Capital Market; our ability to successfully integrate the UCX and HVE ConneXions business with Sphere 3D’s other businesses; unforeseen changes in the course of our business or the business of our wholly-owned subsidiaries, including, without limitation, Overland Storage and Tandberg Data; market adoption and performance of our products; the level of success of our collaborations and business partnerships; possible actions by customers, partners, suppliers, competitors or regulatory authorities; and other risks detailed from time to time in our periodic reports contained in our Annual Information Form and other filings with Canadian securities regulators (www.sedar.com) and in prior periodic reports filed with the United States Securities and Exchange Commission (www.sec.gov). Sphere 3D undertakes no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures:
To supplement Sphere 3D’s consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP financial measures that exclude from the statement of operations the effects of interest expense, income taxes, acquisition costs, depreciation and amortization, share-based compensation, loss on revaluation of investment, and warrant revaluation gain. These non-GAAP financial measures are non-GAAP gross margin and adjusted EBITDA. Sphere 3D uses the above non-GAAP financial measures internally to understand, manage and evaluate the business. Management believes it is useful for itself and investors to review, as applicable, both GAAP information and the non-GAAP measures in order to assess the performance of continuing operations and for planning and forecasting in future periods. The presentation of these non-GAAP measures is intended to provide investors with an understanding of the Company’s operational results and trends that enables them to analyze the base financial and operating performance and facilitate period-to-period comparisons and analysis of operational trends. Sphere 3D believes the presentation of these non-GAAP financial measures is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our non-GAAP financial measures may not be comparable to similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

SPHERE 3D CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2018	2017
	(Unaudited)
Net revenue	$19,448	$21,738
Cost of revenue	13,438	14,907
Gross profit	6,010	6,831

Operating expenses:
Sales and marketing	4,390	4,797
Research and development	1,288	1,771
General and administrative	5,421	4,989
	11,099	11,557
Loss from operations	(5,089)	(4,726)
Interest expense	(453)	(1,190)
Interest expense - related party	(655)	(660)
Other expense, net	(286)	(927)
Loss before income taxes	(6,483)	(7,503)
Provision for income taxes	340	306
Net loss	$(6,823)	$(7,809)

Net loss per share:
Basic and diluted	$(0.89)	$(2.50)

Shares used in computing net loss per share:
Basic and diluted	7,679	3,118

SPHERE 3D CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2018	2017
	(Unaudited)	(Unaudited)

ASSETS
Cash and cash equivalents	$2,327	$4,598
Accounts receivable, net	10,606	11,482
Inventories	7,697	8,366
Other current assets	2,325	1,829
Total current assets	22,955	26,275
Property and equipment, net	2,676	2,742
Intangible assets, net	40,130	41,473
Goodwill	11,590	11,590
Other assets	1,236	1,200
Total assets	$78,587	$83,280

LIABILITIES AND EQUITY
Current liabilities	$67,049	$67,910
Deferred income taxes	1,368	1,342
Other long-term liabilities	2,115	3,565
Total shareholders' equity	8,055	10,463
Total liabilities and shareholders' equity	$78,587	$83,280

SPHERE 3D CORP.
NON-GAAP RECONCILIATIONS
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2018	2017
	(Unaudited)

Revenue	$19,448	$21,738

Gross Profit - GAAP	$6,010	$6,831
Intangible asset amortization	558	566
Gross Profit - Non -GAAP	$6,568	$7,397

Gross Margin Percentages
GAAP	30.9%	31.4%
Non-GAAP	33.8%	34.0%

Net loss	$(6,823)	$(7,809)
Less:
Interest	1,108	1,850
Provision for income taxes	340	306
Acquisition costs	-	34
Depreciation and amortization	1,484	1,526
Share-based compensation	821	2,169
Loss on revaluation of investment	-	1,145
Warrant revaluation gain	(259)	(187)
Adjusted EBITDA	$(3,329)	$(966)

Net loss per share:
Basic and diluted	$(0.89)	$(2.50)

Adjusted net loss per share:
Basic and diluted	$(0.43)	$(0.31)

Shares used in computing net loss and adjusted EBITDA per share:
Basic and diluted	7,679	3,118

Non-GAAP Financial Measures:

To supplement Sphere 3D’s consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP financial measures that exclude from the statement of operations the effects of interest expense, income taxes, acquisition costs, depreciation and amortization, share-based compensation, loss on revaluation of investment, and warrant revaluation. These non-GAAP financial measures are non-GAAP gross margin and adjusted EBITDA. Sphere 3D uses the above non-GAAP financial measures internally to understand, manage and evaluate the business. Management believes it is useful for itself and investors to review, as applicable, both GAAP information and the non-GAAP measures in order to assess the performance of continuing operations and for planning and forecasting in future periods. The presentation of these non-GAAP measures is intended to provide investors with an understanding of the Company’s operational results and trends that enables them to analyze the base financial and operating performance and facilitate period-to-period comparisons and analysis of operational trends. Sphere 3D believes the presentation of these non-GAAP financial measures is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our non-GAAP financial measures may not be comparable to similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

Investor Contact:
The Blueshirt Group
Lauren Sloane
Tel: +1 415-217-2632
Lauren@blueshirtgroup.com